                                                                          99.2
------------------------------------------------------------------------------


                         CERTIFICATE PURCHASE AGREEMENT


                                     among


                     DEUTSCHE FLOORPLAN RECEIVABLES, L.P.,
                                   as Seller,


                    DEUTSCHE FINANCIAL SERVICES CORPORATION,
                                  as Servicer


                    FALCON ASSET SECURITIZATION CORPORATION,
                 PREFERRED RECEIVABLES FUNDING CORPORATION, and
                   INTERNATIONAL SECURITIZATION CORPORATION,
                           as the Conduit Purchasers,


                      THE FIRST NATIONAL BANK OF CHICAGO,
                  as Administrative Agent for the Purchasers,

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                            as a Committed Purchaser

                           dated as of June 28, 1999


------------------------------------------------------------------------------

                            TABLE OF CONTENTS

                                                                                           Page
                              ARTICLE I
                             DEFINITIONS
SECTION 1.01   Certain Defined Terms..........................................................1
SECTION 1.02   Other Definitional Provisions..................................................5

                             ARTICLE II
                          PURCHASE AND SALE

SECTION 2.01   Purchase and Sale of the Certificates..........................................5
SECTION 2.02   Purchase Price.................................................................5
SECTION 2.03   Purchase Procedures............................................................5
SECTION 2.04   Extension of Purchase Expiration Date..........................................7
SECTION 2.05   Reduction or Increase of Maximum Funding Amount................................7
SECTION 2.06   Calculation of Monthly Interest; Fees..........................................7
SECTION 2.07   Allocation of Tranches Other Than Pursuant to a Purchase Request...............8
SECTION 2.08   Notification as to Purchasers, Certificate Rates, Liquidity Puts and
               Base Rate Trigger Events.......................................................9

                               ARTICLE III
                                 CLOSING

SECTION 3.01   Closing........................................................................9
SECTION 3.02   Transactions to be Effected at the Closing....................................10

                                  ARTICLE IV
                           CONDITIONS PRECEDENT TO
                         PURCHASE ON THE CLOSING DATE

SECTION 4.01   Performance by the Seller and Servicer........................................10
SECTION 4.02   Representations and Warranties................................................10
SECTION 4.03   Corporate Documents...........................................................10
SECTION 4.04   Opinions of Counsel to DFS and the Seller.....................................11
SECTION 4.05   Opinion of Counsel to the Trustee.............................................11
SECTION 4.06   Uniform Commercial Code Filings...............................................11
SECTION 4.07   Documents.....................................................................11
SECTION 4.08   No Actions or Proceedings.....................................................11
SECTION 4.09   Approvals and Consents........................................................11
SECTION 4.10   Officer's Certificates........................................................11
SECTION 4.11   Accounts......................................................................11

                                       i

SECTION 4.12    Reports......................................................................12

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 5.01    Pooling and Servicing Agreement..............................................12
SECTION 5.02    Authority, etc. .............................................................12
SECTION 5.03    Certificates.................................................................13
SECTION 5.04    Litigation...................................................................13
SECTION 5.05    The Receivables..............................................................13
SECTION 5.06    Taxes, etc. .................................................................13
SECTION 5.07    Trust Existence and Authorization............................................13
SECTION 5.08    Financial Condition of the Seller............................................14
SECTION 5.09    Use of Proceeds..............................................................14
SECTION 5.10    Securities Act...............................................................14
SECTION 5.11    Investment Company Act.......................................................14
SECTION 5.12    Full Disclosure..............................................................14

                                 ARTICLE VA
                    REPRESENTATIONS AND WARRANTIES OF DFS

SECTION 5A.01   Pooling and Servicing Agreement and Receivables Contribution
                and Sale Agreement...........................................................14
SECTION 5A.02   Authority, etc. .............................................................15
SECTION 5A.03   Litigation...................................................................15
SECTION 5A.04   The Receivables..............................................................15
SECTION 5A.05   Taxes, etc. .................................................................15
SECTION 5A.06   Trust Existence and Authorization............................................16
SECTION 5A.07   Financial Condition of DFS...................................................16
SECTION 5A.08   Full Disclosure..............................................................16
SECTION 5A.09   Year 2000 Plan...............................................................16

                                ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES
         WITH RESPECT TO THE ADMINISTRATIVE AGENT AND THE PURCHASERS

SECTION 6.01    Organization.................................................................17
SECTION 6.02    Authority, etc. .............................................................17
SECTION 6.03    Securities Act...............................................................17
SECTION 6.04    Investment Company Act.......................................................18

                                      ii

                                 ARTICLE VII
                           COVENANTS OF THE SELLER

SECTION 7.01    Access to Information........................................................18
SECTION 7.02    Security Interests; Further Assurances.......................................19
SECTION 7.03    Covenants....................................................................19
SECTION 7.04    Amendments...................................................................19

                                 ARTICLE VIIA
                               COVENANTS OF DFS

SECTION 7A.01   Information from DFS.........................................................19
SECTION 7A.02   Access to Information........................................................20
SECTION 7A.03   Security Interests; Further Assurances.......................................20
SECTION 7A.04   Covenants....................................................................20
SECTION 7A.05   Amendments...................................................................20

                                      ARTICLE VIII
                                  ADDITIONAL COVENANTS

SECTION 8.01    Legal Conditions to Closing..................................................21
SECTION 8.02    Expenses.....................................................................21
SECTION 8.03    Mutual Obligations...........................................................21
SECTION 8.04    Restrictions on Transfer.....................................................21
SECTION 8.05    Consents, etc. ..............................................................21

                                    ARTICLE IX
                                 INDEMNIFICATION

SECTION 9.01    Indemnification..............................................................22
SECTION 9.02    Procedure....................................................................22
SECTION 9.03    Defense of Claims............................................................22
SECTION 9.04    Indemnity for Taxes, Reserves and Expenses...................................23
SECTION 9.05    Costs, Expenses, Taxes, Breakage Payments and Increased Costs
                under Certificate Purchase Agreement and Program Facility....................25

                                         ARTICLE X
                                 THE ADMINISTRATIVE AGENT

SECTION 10.01   Authorization and Action.....................................................26
SECTION 10.02   Administrative Agent's Reliance, etc. .......................................26
SECTION 10.03   Administrative Agent and Affiliates..........................................27
SECTION 10.04   Indemnification..............................................................27
SECTION 10.05   Purchase Decision............................................................27

SECTION 10.06    Successor Administrative Agent..............................................28

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.01    Amendments..................................................................28
SECTION 11.02    Notices.....................................................................28
SECTION 11.03    No Waiver; Remedies.........................................................28
SECTION 11.04    Binding Effect; Assignability...............................................29
SECTION 11.05    Provision of Documents and Information......................................30
SECTION 11.06    GOVERNING LAW...............................................................30
SECTION 11.07    No Proceedings..............................................................30
SECTION 11.08    Execution in Counterparts...................................................30
SECTION 11.09    No Recourse.................................................................30
SECTION 11.10    Limited Recourse............................................................31
SECTION 11.11    Survival....................................................................31
SECTION 11.12    Tax Characterization........................................................31
SECTION 11.13    Severability; Certificate Rate Limitation...................................31
SECTION 11.14    Headings....................................................................32
SECTION 11.15    Submission to Jurisdiction..................................................32

EXHIBIT A        Form of Purchase Request

SCHEDULE I       Addresses for Notice

     CERTIFICATE PURCHASE AGREEMENT ("Certificate Purchase Agreement") dated as of June 28, 1999, among Deutsche Floorplan Receivables, L.P., as Seller (in such capacity being referred to as the "Seller"), Deutsche Financial Services Corporation, in its capacity as Servicer (in such capacity being referred to as "DFS" or "Servicer"), the Conduit Purchasers, the Administrative Agent and the Committed Purchaser named herein.

     The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01 Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Pooling and Servicing Agreement (as defined below) or the Series Supplement (as defined below), as applicable. If a term used herein without definition is defined both in the Pooling and Servicing Agreement and the Series Supplement, it shall have the meaning set forth in the Series Supplement. Additionally, the following terms shall have the following meanings:

          "Additional Amounts" means all amounts owed by the Seller, without duplication, (i) pursuant to Article IX hereof, (ii) pursuant to the Fee Letter (other than the "Arrangement Fee" and the "Commitment Fee" referred to therein) and (iii) as Breakage Amounts.

          "Administrative Agent" means FNBC in its capacity as Administrative Agent for the Purchasers.

          "Applicable Indemnifying Party" shall have the meaning set forth in
Section 9.02 hereof.

          "Asset Purchase Agreement" means each asset purchase agreement dated as of the same date as this Agreement among a Conduit Purchaser, FNBC, as Agent, and each of the Liquidity Purchasers party thereto, as the same may from time to time be amended and restated or otherwise modified from time to time.

          "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Purchaser, a permitted assignee and the Administrative Agent, pursuant to which such assignee may become a party to this Certificate Purchase Agreement.

          "Base Rate Trigger Event" means, with respect to a Conduit Purchaser, that such Conduit Purchaser is unable to raise funds through the issuance of Commercial Paper. A Base Rate Trigger Event with respect to a Conduit Purchaser shall cease to exist when such Conduit Purchaser becomes able to raise funds through the issuance of Commercial Paper.

          "Breakage Amounts" has the meaning specified in Section 2.07(c) hereof.

          "Closing" has the meaning specified in Section 3.01 hereof.

          "Closing Date" has the meaning specified in Section 3.01 hereof.

          "Commercial Paper" means, with respect to any Conduit Purchaser, promissory notes of such Conduit Purchaser issued by such Conduit Purchaser in the commercial paper market.

          "Commission" has the meaning specified in Section 6.03 hereof.

          "Commitment Fee" has the meaning specified in the Fee Letter.

          "Committed Purchaser" means FNBC and each of its assigns (with respect to its commitment to make Purchases) that shall become a party to this Certificate Purchase Agreement pursuant to Section 11.04 hereof.

          "Conduit Purchasers" means Falcon Asset Securitization Corporation, a Delaware corporation ("Falcon"), Preferred Receivables Funding Corporation, a Delaware corporation ("PREFCO"), International Securitization Corporation, a Delaware corporation ("ISC"), and any of their respective permitted assigns that is a RIC.

          "DFS" means Deutsche Financial Services Corporation, a Nevada corporation, in its capacity as Servicer.

          "DFS Losses" has the meaning specified in Section 9.01(b) hereof.

          "Federal Bankruptcy Code" means the bankruptcy code of the United States of America codified in Title 11 of the United States Code.

          "Fee Letter" means the agreement dated June 25, 1999 between the Seller and the Administrative Agent setting forth certain fees payable by the Seller in connection with the purchase of the Certificates by the Administrative Agent for the benefit of the Purchasers.

          "FNBC" means The First National Bank of Chicago, a national banking association, and its successors.

          "Governmental Actions" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

          "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

          "Governmental Rules" means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

          "Indemnified Party" means any Purchaser, the Administrative Agent or any of their officers, directors, employees, agents, representatives, assignees or Affiliates.

          "Initial Series 1999-1 Certificates" shall mean one or more Series 1999-1 Certificates, issued on the Closing Date in the name of the Administrative Agent.

          "ISC" has the meaning set forth in the definition of Conduit
Purchaser.

          "Liquidity Agent" means FNBC in its capacity as "Agent" pursuant to an Asset Purchase Agreement.

          "Liquidity Purchasers" means each of the liquidity purchasers party to an Asset Purchase Agreement.

          "Liquidity Put" means, with respect to a Conduit Purchaser, that such Conduit Purchaser, pursuant to its Asset Purchase Agreement, has sold to one or more Liquidity Purchasers an interest in such Conduit Purchaser's interest in the Series 1999-1 Certificates funded or maintained by such Conduit Purchaser at the time of such sale.

          "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, as amended and restated as of October 1, 1996, among the Seller, the Servicer, and The Chase Manhattan Bank, as Trustee, as the same may be amended, amended and restated or otherwise modified from time to time.

          "Purchase" means a purchase of a Series 1999-1 Certificate pursuant to this Certificate Purchase Agreement.

          "Purchase Date" means the date on which a Purchase occurs.

          "Purchase Expiration Date" means the last day of the Commitment Period, as such date may from time to time be modified in accordance with
Section 2.04 hereof.

          "Purchase Price" has the meaning specified in Section 2.02 hereof.

          "Purchase Request" means a written request substantially in the form of Exhibit A hereto.

          "Purchaser Parties" means, collectively, the Purchasers and the Administrative Agent.

          "Purchaser Percentage" of any Committed Purchaser means (a) with respect to FNBC, the percentage set forth on the signature page to this Certificate Purchase Agreement as such Committed Purchaser's Purchaser Percentage, or such percentage as reduced by any Assignment and Acceptance entered into with an assignee, or (b) with respect to a Committed Purchaser that has entered into an Assignment and Acceptance, the percentage set forth therein as such Purchaser's Purchaser Percentage, or such percentage as reduced by any Assignment and Acceptance entered into between such Committed Purchaser and an assignee.

          "Purchasers" means the Conduit Purchasers, the Liquidity Purchasers and the Committed Purchasers.

          "Put Portion" means, with respect to a Liquidity Put, the portion of the Invested Amount corresponding to the portion of the Series 1999-1 Certificates that is funded or maintained by the Liquidity Purchasers pursuant to such Liquidity Put.

          "RIC" means a receivables investment company administered by the Administrative Agent or an Affiliate thereof which obtains funding from the issuance of commercial paper or other notes.

          "Seller Losses" has the meaning specified in Section 9.01(a) hereof.

          "Series Documents" means the Pooling and Servicing Agreement, the Series Supplement, the Receivables Contribution and Sale Agreement and this Certificate Purchase Agreement.

          "Series Supplement" means the Series 1999-1 Supplement dated as of June 1, 1999 among the Seller, the Servicer, and The Chase Manhattan Bank, as Trustee, as the same may be amended, amended and restated or otherwise modified from time to time.

          "Third Party Claim" has the meaning specified in Section 9.02 hereof.

          "Tranche Period" means a CP Tranche Period or a LIBO Tranche Period, as the case may be.

          "Unallocated Balance" means, as of any Business Day, the sum of (i) the portion of the Invested Amount for which interest is then being calculated by reference to the Base Rate, and (ii) the portion of the Invested Amount allocated to any CP Tranche or LIBO Tranche that expires on such Business Day.

          SECTION 1.02 Other Definitional Provisions. (a) All terms defined in this Certificate Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Certificate Purchase Agreement shall refer to this Certificate Purchase Agreement as a whole and not to any particular provision of this Certificate Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Certificate Purchase Agreement are references to Sections, subsections, the Schedules and Exhibits in or to this Certificate Purchase Agreement unless otherwise specified.


                                  ARTICLE II

                               PURCHASE AND SALE

          SECTION 2.01 Purchase and Sale of the Certificates. On the terms and subject to the conditions set forth in this Certificate Purchase Agreement, and in reliance on the covenants, representations, warranties and agreements herein set forth, during the Commitment Period (i) the Seller from time to time may offer to sell Series 1999-1 Certificates to the Administrative Agent, on behalf of the Purchasers; and (ii) (a) the Administrative Agent, on behalf of the Conduit Purchasers, may elect to purchase such offered Series 1999-1 Certificates, and (b) the Administrative Agent, on behalf of the Committed Purchasers, shall purchase each such offered Series 1999-1 Certificate that the Administrative Agent is not purchasing on behalf of the Conduit Purchasers.

          SECTION 2.02 Purchase Price. Each Series 1999-1 Certificate shall be purchased by the Administrative Agent on behalf of the applicable Purchasers, for a price, in U.S. dollars (the "Purchase Price"), equal to 100% of the initial principal balance of such Series 1999-1 Certificate.

          SECTION 2.03 Purchase Procedures. (a) Notice. The Seller may request a Purchase by sending the Administrative Agent (by facsimile) a Purchase Request at least two Business Days prior to the proposed Purchase Date (or, in the case of the first Purchase Date, on or before such Purchase Date). Each Purchase Request shall state (i) the applicable Purchase Date; (ii) the applicable Purchase Prices; (iii) what portion of the Invested Amount represented by such Purchase Prices is to be allocated to the Base Rate Tranche, a CP Tranche or a LIBO

Tranche; and (iv) if any portions thereof are to be allocated to a CP Tranche or a LIBO Rate Tranche, the length of the related CP Tranche Period or LIBO Tranche Period. Each Purchase shall be requested in an aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; provided, that a Purchase may be requested in the entire remaining Maximum Funding Amount; provided, further, that if a Base Rate Trigger Event has occurred and is continuing with respect to a Conduit Purchaser on a Purchase Date, the portion of the Invested Amount that was to have been allocated to a CP Tranche commencing on such Purchase Date with respect to such Conduit Purchaser shall be deemed to have been allocated to the Base Rate Tranche.

     (b) Purchases. On each Purchase Date identified in a Purchase Request: (i) the Administrative Agent shall, on behalf of the Conduit Purchasers (unless the Conduit Purchasers decline to participate in such Purchase), purchase Series 1999-1 Certificates having an aggregate outstanding principal balance equal to the Purchase Prices specified in such Purchase Request; and (ii) to the extent necessary to fund such Purchases, the Administrative Agent, on behalf of the Committed Purchasers, shall purchase such Series 1999-1 Certificates on such Purchase Date.

     (c) Payment of Purchase Price. On each Purchase Date, the Administrative Agent shall remit the aggregate Purchase Prices for the Purchases on such Purchase Date not later than 1:00 p.m. New York City time on the Purchase Date by wire transfer of immediately available funds in U.S. dollars to the Seller's account no. 990101107, ABA# 122400724, maintained at Bank of America Nevada (ref: Deutsche Floorplan Receivables, L.P.) (or such other account as may from time to time be specified by the Seller in a notice to the Administrative Agent).

     (d) Conditions Precedent. The Purchase of the Initial Series 1999-1 Certificates shall be subject to the conditions precedent set forth in Article
IV. Each Purchase following the Purchase of the Initial Series 1999-1 Certificates shall be subject to the conditions precedent that:

          (i) the Administrative Agent will have received copies of all statements and all reports required to be delivered by the Servicer to the Trustee after the Closing Date pursuant to Section 3.4 of the Pooling and Servicing Agreement and Section 5.2 of the Series Supplement;

          (ii) each of the representations and warranties of the Seller and the Servicer made in the Series Documents shall be true and correct in all material respects as of the applicable Purchase Date (except to the extent they expressly relate to an earlier or later time); and

          (iii) no Early Amortization Event (or event which, with the giving of notice or passage of time, or both, would constitute an Early Amortization Event) shall have occurred and be continuing.

     In addition, no Committed Purchaser shall be required to make a portion of any Purchase to the extent that, after giving effect thereto, (A) the portion of the Invested Amount funded or maintained by such Committed Purchaser (in each case pursuant to this Certificate Purchase Agreement) would exceed (B) the result of (I) its Purchaser Percentage multiplied by (II) the excess, if any, of
(x) the Maximum Funding Amount over (y) the portion of the Invested Amount then funded or maintained by the Conduit Purchasers.

          SECTION 2.04 Extension of Purchase Expiration Date. The parties to this Certificate Purchase Agreement may mutually agree in writing to the extension of the Purchase Expiration Date to a date no later than 364 days following the date of such extension; provided that the Rating Agency Condition shall have been satisfied with respect to such extension; provided, further, that no agreement to any such extension shall be effective with respect to a particular Conduit Purchaser unless the available commitments of the Liquidity Purchasers under the Asset Purchase Agreement with respect to such Conduit Purchaser and the credit and/or liquidity coverage committed under the program-wide credit and/or liquidity facilities for the commercial paper program of such Conduit Purchaser will continue to be in effect after such extension in the aggregate amounts, and for the period of the time, necessary to maintain the then-current ratings of such Conduit Purchaser's Commercial Paper.

          SECTION 2.05 Reduction or Increase of Maximum Funding Amount. (a) The Seller may reduce in whole or in part the Maximum Funding Amount (but not below the Invested Amount) by giving the Administrative Agent written notice thereof at least five Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an aggregate amount of $30,000,000, or any integral multiples of $15,000,000 in excess thereof. Any such reduction in the Maximum Funding Amount shall be permanent unless a subsequent increase in the Maximum Funding Amount is made in accordance with
Section 2.05(b). The Seller shall pay the applicable Purchasers any accrued and unpaid Commitment Fee on the date of such reduction with respect to the reduction amount.

          (b) The Seller may request an increase in the Maximum Funding Amount by written notice to the Administrative Agent at least 30 days before the date on which such increase is requested to become effective. No such increase will take effect unless (i) the Administrative Agent and one or more Conduit Purchasers agree thereto, (ii) the available commitments of the Purchasers (other than the Conduit Purchasers) hereunder or under the Asset Purchase Agreement and the credit and/or liquidity coverage committed under the program-wide credit and/or liquidity facilities for the commercial paper program of each agreeing Conduit Purchaser are increased as necessary to maintain the then-current ratings of such Conduit Purchaser's Commercial Paper, and (iii) the Rating Agency Condition shall have been satisfied.

          SECTION 2.06 Calculation of Monthly Interest; Fees. (a) On the fifth day of each month (or if such day is not a Business Day, the next Business Day), the Administrative Agent (i) shall calculate the amount of Monthly Interest (and any Additional CP Interest or Additional Base Rate Interest) for the next Distribution Date and (ii) shall notify the Servicer of the same in writing. The Servicer shall include such information in the next Distribution Date Statement that it provides to the Trustee pursuant to Section
5.2 of the Series Supplement.

          (b) On the third Business Day preceding each LIBO Payment Date, the Administrative Agent (i) shall calculate the LIBO Interest Amount (and any Additional LIBO Interest) for such LIBO Payment Date and (ii) shall notify the Servicer of the same in writing. The Servicer shall include such information in the LIBO Payment Date Statement that it provides to the Trustee in respect of such LIBO Payment Date pursuant to Section 5.2 of the Series Supplement.

          (c) The Seller agrees to pay and to instruct the Trustee to pay from amounts distributable to the Seller all amounts payable by the Seller pursuant to the Fee Letter to the account designated by the Administrative Agent in the Fee Letter.

          SECTION 2.07 Allocation of Tranches Other Than Pursuant to a Purchase Request. (a) With respect to any Business Day, the Seller (or the Servicer on its behalf) may elect to allocate all or any portion of the Unallocated Balance to one or more CP Tranches or LIBO Tranches with CP Tranche Periods or LIBO Tranche Periods commencing on such Business Day by giving the Administrative Agent written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Administrative Agent (with a copy to the Trustee and the Servicer or the Seller, as applicable) prior to 1:00 p.m., New York City time,
(x) one Business Day prior to such Business Day, in the case of a CP Tranche or a Base Rate Tranche, or (y) three Business Days prior to such Business Day, in the case of a LIBO Tranche. Such notice shall specify (i) the applicable Business Day, (ii) whether such Tranche is to be a CP Tranche or a LIBO Tranche,
(iii) the CP Tranche Period for each CP Tranche and the LIBO Tranche Period for each LIBO Tranche to which a portion of the Unallocated Balance is to be allocated and (iv) the portion of the Unallocated Balance being allocated to each such CP Tranche and LIBO Tranche; provided that no portion of the Invested Amount funded by a particular Conduit Purchaser shall be allocated to a CP Tranche with respect to such Conduit Purchaser so long as a Base Rate Trigger Event exists with respect to such Conduit Purchaser. If the Administrative Agent shall not have received timely notice as described above with respect to any portion of the Unallocated Balance, such portion: (i) in the case of an expiring CP Tranche, shall be continued as a CP Tranche for such period (not to exceed 90 days) as the Administrative Agent may select (but only, with respect to any particular Conduit Purchaser, if no Base Rate Trigger Event shall exist with respect to such Conduit Purchaser on the last day of the related expiring CP Tranche Period); and (ii) in all other cases shall be continued as part of, or shall be deemed allocated to, the Base Rate Tranche until such time as it is reallocated in accordance with this Section 2.07(a).

     (b) If a Liquidity Put has occurred, any portion of the Invested Amount constituting the related Put Portion shall bear interest, but only following such occurrence, at the Base Rate and shall be deemed, but only following such occurrence, to be allocated to a Base Rate Tranche until such time as such portion of the Invested Amount shall be reallocated pursuant to Section 2.07(a).

     (c) If a Liquidity Put occurs on a day other than the last day of a CP Tranche, any breakage costs actually incurred by the applicable Conduit Purchaser relating to such Liquidity Put shall be payable by the Seller to such Conduit Purchaser. If the reduction in the outstanding balance of the Series 1999-1 Certificates on a Principal Reduction Date pursuant to Section 4.7(a)(iii) of the Series Supplement results in breakage costs actually incurred by Liquidity Purchasers in respect of the outstanding LIBO Tranches, such breakage costs shall be payable by the Seller to the Administrative Agent for the benefit of such Liquidity Purchasers. The breakage costs referred to in this paragraph shall be referred to collectively as the "Breakage Amounts".

           SECTION 2.0 Notification as to Purchasers, Certificate Rates, Liquidity Puts and Base Rate Trigger Events.

          (a) On each Purchase Date the Administrative Agent shall notify the Seller and the Servicer as to the Purchasers on whose behalf the Administrative Agent made Purchases on such Purchase Date. Promptly following receipt of such notice, the Seller shall instruct the Trustee to authenticate and deliver to the Administrative Agent the Series 1999-1 Certificates purchased on such Purchase Date.

          (b) On the fifth day of each Collection Period (or, if such fifth day is not a Business Day, on the next Business Day), the Administrative Agent shall notify the Servicer as to (i) the CP Rate for each CP Tranche outstanding during the preceding Collection Period, and (ii) the Base Rate applicable to each day during such preceding Collection Period on which part of the Invested Amount was allocated to the Base Rate Tranche.

          (c) On the first day of each LIBO Tranche Period, the Administrative Agent shall notify the Servicer as to the LIBO Rate for such LIBO Tranche.

          (d) Promptly (but in no event more than one Business Day) after the occurrence of a Liquidity Put or a Base Rate Trigger Event, the Administrative Agent shall notify the Servicer as to (i) the occurrence of such Liquidity Put or Base Rate Trigger Event and (ii) the amount of any Breakage Amounts.


                                  ARTICLE III

                                    CLOSING

          SECTION 3.01 Closing. The closing (the "Closing") of the purchase and sale of the Initial Series 1999-1 Certificates shall take place at the offices of Mayer, Brown & Platt in Chicago, Illinois on the date of this Certificate Purchase Agreement, or if the conditions to closing set forth in Article IV of this Certificate Purchase Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the "Closing Date").

          SECTION 3.02 Transactions to be Effected at the Closing. At the Closing (a) the Administrative Agent will deliver to the Seller funds in an amount equal to the sum of the Purchase Prices for the Initial Series 1999-1 Certificates (by wire transfer of immediately available funds in U.S. dollars to the bank account designated in Section 2.03(d)), net of the "Arrangement Fee" referred to in the Fee Letter; and (b) the Seller shall instruct the Trustee to authenticate and deliver the Initial Series 1999-1 Certificates to the Administrative Agent in satisfaction of the Seller's obligation to the Administrative Agent hereunder.


                                  ARTICLE IV

                            CONDITIONS PRECEDENT TO
                          PURCHASE ON THE CLOSING DATE

          The Purchase of the Initial Series 1999-1 Certificates is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Administrative Agent in its sole discretion):

          SECTION 4.01 Performance by the Seller and Servicer. All the terms, covenants, agreements and conditions of the Series Documents to be complied with and performed by the Seller and the Servicer at or before the Closing shall have been complied with and performed in all material respects. Without limiting the foregoing, DFS shall have indicated in its books and records, which may include its computer files, the matters specified in the third paragraph of Section 2.1 of the Pooling and Servicing Agreement.

          SECTION 4.02 Representations and Warranties. Each of the representations and warranties of the Seller and the Servicer made in the Series Documents shall be true and correct in all material respects as of the time of the Closing (except to the extent they expressly relate to an earlier or later time).

          SECTION 4.03 Corporate Documents. The Administrative Agent shall have received copies of (a) the (i) certificate of incorporation and by-laws of DFS,
(ii) board of directors resolutions of DFS with respect to the transactions contemplated by this Certificate Purchase Agreement, and (iii) incumbency certificate of DFS, each certified by appropriate corporate authorities and (b) the (i) certificate of limited partnership and agreement of limited partnership of the Seller, (ii) board of directors resolutions of the general partner of the Seller with respect to the transactions contemplated by this Certificate Purchase Agreement, and (iii) incumbency certificate of the general partner of the Seller, each certified by appropriate corporate authorities.

          SECTION 4.04 Opinions of Counsel to DFS and the Seller. Counsel to DFS and the Seller shall have delivered to the Administrative Agent (a) favorable opinions, dated the Closing Date and reasonably satisfactory in form and substance to the Administrative Agent and its counsel, covering due authorization, enforceability, true sale and non-consolidation, and perfection matters and (b) Tax Opinions covering the matters referred to in Section 6.3(b)(vi) of the Pooling and Servicing Agreement, in each case addressed to the Administrative Agent.

          SECTION 4.05 Opinion of Counsel to the Trustee. Counsel to the Trustee shall have delivered to the Administrative Agent a favorable opinion, dated the Closing Date and reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and addressed to the Administrative Agent.

          SECTION 4.06 Uniform Commercial Code Filings. The Administrative Agent shall have received evidence satisfactory to it of the completion of all Uniform Commercial Code filings as may be necessary to perfect or evidence the assignment by DFS to the Seller and by the Seller to the Trust of their respective ownership interests in the Receivables and the proceeds thereof and the security interest granted pursuant to Section 2.1 of the Pooling and Servicing Agreement.

          SECTION 4.07 Documents. The Administrative Agent shall have received a duly executed counterpart of each of the Series Documents and each and every document or certification delivered by any party in connection with the Series Supplement or this Certificate Purchase Agreement, and each such document shall be in full force and effect.

          SECTION 4.08 No Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Series Documents and the documents related thereto in any material respect.

          SECTION 4.09 Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series Documents and the other documents related thereto shall have been obtained or made.

          SECTION 4.10 Officer's Certificates. The Administrative Agent shall have received certificates from DFS and the Seller in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 4.01 and 4.02 hereof with respect to DFS and the Seller, respectively.

          SECTION 4.11 Accounts. The Administrative Agent shall have received evidence that the Series 1999-1 Accounts have been established in accordance with the terms of the Pooling and Servicing Agreement and Series Supplement.

          SECTION 4.12 Reports. The Administrative Agent shall have received copies of (a) the most recent Distribution Date Statement provided to the Trustee pursuant to Section 3.4 of the Pooling and Servicing Agreement and (b) the most recent reports furnished pursuant to Section 3.6 of the Pooling and Servicing Agreement.


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby makes the following representations and warranties to the Purchasers and the Administrative Agent, as of the Closing Date and as of each Purchase Date, and the Purchasers and the Administrative Agent shall be deemed to have relied on such representations and warranties in purchasing the Initial Series 1999-1 Certificates on the Closing Date and in making (or committing to make) each Purchase on each subsequent Purchase Date.

          SECTION 5.01 Pooling and Servicing Agreement. The Seller repeats and reaffirms to the Purchasers and the Administrative Agent the representations and warranties of the Seller set forth in Sections 2.3 and 2.4 of the Pooling and Servicing Agreement and represents and warrants that such representations and warranties are true and correct in all material respects.

          SECTION 5.02 Authority, etc. (a) The Seller has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and the Seller is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the interests of the Purchasers.

          (b) The issuance, sale, assignment and conveyance of the Certificates, the performance of the Seller's obligations under this Certificate Purchase Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Series Documents), charge or encumbrance upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its certificate of limited partnership or its agreement of limited partnership or any Governmental Rule applicable to the Seller.

          (c) No Governmental Action which has not been obtained is required by or with respect to the Seller in connection with the execution and delivery of the Certificates or any of the Series Documents by the Seller or the consummation by the Seller of the transactions contemplated hereby or thereby.

          (d) Each of the Series Documents has been duly authorized, executed and delivered by the Seller, and is the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          SECTION 5.03 Certificates. The Certificates have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the Series Supplement, and delivered to and paid for in accordance with this Certificate Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement.

          SECTION 5.04 Litigation. There is no pending or, to the Seller's knowledge, threatened action, suit or proceeding by or against the Seller before any Governmental Authority or any arbitrator (i) with respect to the Trust, any Series Document, the Certificates or any of the transactions contemplated herein or therein, or (ii) with respect to the Seller which, in the case of any such action, suit or proceeding with respect to the Seller, if adversely determined, would have a material adverse effect on the ability of the Seller to perform its obligations hereunder or thereunder.

          SECTION 5.05 The Receivables. The Trust has a perfected interest in the Receivables and Collateral Security free and clear of all Liens, except for Liens permitted under Section 2.6(a) of the Pooling and Servicing Agreement. On each Transfer Date, each Receivable conveyed to the Trust on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with Section 2.9 of the Pooling and Servicing Agreement. Since the Closing Date, no material adverse change has occurred in the overall credit quality of the Receivables.

          SECTION 5.06 Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to the Seller, except for franchise or income taxes, in connection with the execution, delivery and performance by the Seller of the Series Documents or otherwise applicable to the Seller in connection with the Trust have been paid or will be paid by the Seller at or prior to the Closing Date or Purchase Date, as applicable, to the extent then due.

          SECTION 5.07 Trust Existence and Authorization. The Trust has been duly created and is validly existing under the laws of the State of New York. The Seller has authorized the Trust to issue and sell the Certificates.

          SECTION 5.08 Financial Condition of the Seller. On the date hereof and on each Purchase Date, the Seller is not insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.

          SECTION 5.09 Use of Proceeds. No proceeds of a purchase hereunder will be used by the Seller (i) for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction in violation of Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          SECTION 5.10 Securities Act. The sale of the Certificates pursuant to the terms of this Certificate Purchase Agreement, the Pooling and Servicing Agreement and the Series Supplement will not require registration of the Certificates under the Act.

          SECTION 5.11 Investment Company Act. Neither the Trust nor the Seller is an "investment company" or is controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 5.12 Full Disclosure. No written information furnished or to be furnished by the Seller or any of its Affiliates, agents or representatives to the Purchasers or the Administrative Agent for purposes of or in connection with this Certificate Purchase Agreement, including, without limitation, any information relating to the Accounts and Receivables, is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was or shall be stated or certified.

                                  ARTICLE VA

                     REPRESENTATIONS AND WARRANTIES OF DFS

          DFS hereby makes the following representations and warranties to the Purchasers and the Administrative Agent, as of the Closing Date and as of each Purchase Date, and the Purchasers and the Administrative Agent shall be deemed to have relied on such representations and warranties in purchasing the Certificates on the Closing Date and in making (or committing to make) each Purchase on each Purchase Date.

          SECTION 5A.01 Pooling and Servicing Agreement and Receivables Contribution and Sale Agreement. DFS repeats and reaffirms to the Purchasers and the Administrative Agent the representations, warranties and covenants of the Servicer set forth in Section 3.3 of the Pooling and Servicing Agreement and the representations and warranties of DFS set forth in Sections 2.2 and 2.3 of the Receivables Contribution and Sale Agreement and represents and warrants that all such representations and warranties are true and correct in all material respects.

          SECTION 5A.02 Authority, etc. (a) DFS has been duly organized and is validly existing and in good standing as a corporation under the laws of Nevada, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and DFS is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the interests of the Purchasers.

          (b) The sale of the Receivables pursuant to the Receivables Contribution and Sale Agreement, the servicing activities pursuant to the Pooling and Servicing Agreement and the performance of the obligations of DFS under this Certificate Purchase Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Series Documents), charge or encumbrance upon any of the property or assets of DFS pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-Laws or any Governmental Rule applicable to DFS.

          (c) No Governmental Action which has not been obtained is required by or with respect to DFS in connection with any of the Series Documents.

          (d) Each of the Series Documents has been duly authorized, executed and delivered by DFS, and is the valid and legally binding obligation of DFS, enforceable against DFS in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          SECTION 5A.03 Litigation. There is no pending or, to the knowledge of DFS, threatened action, suit or proceeding by or against DFS before any Governmental Authority or any arbitrator (i) with respect to the Trust, any Series Document or any of the transactions contemplated herein or therein, or
(ii) with respect to DFS which, in the case of any such action, suit or proceeding with respect to DFS, if adversely determined, would have a material adverse effect on the ability of DFS to perform its obligations hereunder or thereunder.

          SECTION 5A.04 The Receivables. DFS has serviced and administered the Receivables in accordance with the Financing Guidelines and has not made a change in such Financing Guidelines since the Closing Date which could have a material adverse effect on the Purchasers.

          SECTION 5A.05 Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to DFS, except for franchise or income taxes, in connection with the execution, delivery and performance by DFS of the Series Documents or otherwise applicable to

DFS in connection with the Trust have been paid or will be paid by DFS at or prior to the Closing Date or Purchase Date, as applicable, to the extent then due.

          SECTION 5A.06 Trust Existence and Authorization. The Trust has been duly created and is validly existing under the laws of the State of New York.

          SECTION 5A.07 Financial Condition of DFS. On the date hereof and on each Purchase Date, DFS is not insolvent or the subject of any insolvency proceeding.

          SECTION 5A.08 Full Disclosure. No written information furnished or to be furnished by DFS or its agents or representatives to the Purchasers or the Administrative Agent for purposes of or in connection with this Certificate Purchase Agreement, including, without limitation, any information relating to the Accounts and Receivables and the business of DFS, is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was or shall be stated or certified.

          SECTION 5A.09 Year 2000 Plan. DFS has reviewed the areas within its business and operations that could be adversely affected by, and has developed a plan (the "Year 2000 Plan") to address on a timely basis, the risk that computer applications used by it to process any data related to the Series Documents may produce materially adverse consequences in performing date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (such risk being referred to herein as the "Year 2000 Problem"). DFS is taking or causing to be taken reasonable measures to address the Year 2000 Problem on a timely basis. To the best knowledge of DFS, the Year 2000 Problem will not materially and adversely affect the interests of the Purchasers under this Certificate Purchase Agreement, the Series Supplement and the Pooling and Servicing Agreement.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
          WITH RESPECT TO THE ADMINISTRATIVE AGENT AND THE PURCHASERS

          The Administrative Agent (on behalf of itself and on behalf of the Conduit Purchasers) and the Committed Purchasers hereby make the following representations and warranties to the Seller and DFS, as of the Closing Date and as of each Purchase Date, and the Seller and DFS shall be deemed to have relied upon such representations and warranties in entering into this Certificate Purchase Agreement and in consummating the transactions contemplated by this Certificate Purchase Agreement (including each issuance of a Series 1999-1 Certificate).

          SECTION 6.01 Organization. Each Purchaser Party has been duly organized and is validly existing and in good standing under the state or federal laws governing its incorporation or formation, with power and authority to own its properties and to transact the business in which it is now engaged and each Purchaser Party is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the interests of the Seller.

          SECTION 6.02 Authority, etc. Each Purchaser Party has all requisite power and authority to enter into and perform its obligations under this Certificate Purchase Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each Purchaser Party of this Certificate Purchase Agreement and the consummation by each Purchaser Party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each Purchaser Party. This Certificate Purchase Agreement has been duly and validly executed and delivered by each Purchaser Party and constitutes a legal, valid and binding obligation of each Purchaser Party, enforceable against each Purchaser Party in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Neither the execution and delivery by any Purchaser Party of this Certificate Purchase Agreement nor the consummation by such Purchaser Party of any of the transactions contemplated hereby, nor the fulfillment by any Purchaser Party of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of the Articles of Incorporation or By-laws of any Purchaser Party or any Governmental Rule applicable to any Purchaser Party.

          SECTION 6.03 Securities Act. The Series 1999-1 Certificates purchased by any Purchaser Party pursuant to this Certificate Purchase Agreement will be acquired for investment only and not with a view to any distribution, resale or other transfer thereof, except as contemplated by the next sentence. No Purchaser Party will sell or offer to sell or otherwise transfer its interest in any Series 1999-1 Certificate acquired by it (or any interest therein), except
(A) in accordance with Section 9.9 of the Series 1999-1 Supplement and (B) (i) pursuant to an effective registration statement under the Act or (ii) in a transaction exempt from the registration requirements of the Act and applicable state securities or "blue sky" laws, to a Person who the Purchaser reasonably believes is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Act) that is aware that the resale or other transfer is being made in reliance upon Rule 144A. Each Purchaser Party acknowledges that it has no right to require the Seller to register under the Act, or any other securities law, any Series 1999-1 Certificate to be acquired by any Purchaser Party pursuant to this Certificate Purchase Agreement.

          Each Purchaser Party has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Series 1999-1 Certificates and each Purchase Party is able to bear the economic risk of such investment. Each Purchaser Party has reviewed the Pooling and Servicing Agreement and other Series

Documents (including the schedules and exhibits thereto) and has had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from the Seller and its representatives concerning the Seller, the Trust, the Trust Assets, the Series Documents and the Series 1999-1 Certificates. Each of the Purchaser Parties is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Act.

          Each Purchaser Party understands that the offering and sale of the Series 1999-1 Certificates have not been and will not be registered under the Act, and have not and will not be registered or qualified under any applicable "blue sky" or state securities law, and that the offering and sale of the Series 1999-1 Certificates have not been reviewed by, passed on or submitted to the Commission or any other federal or state agency or commission, securities exchange or other regulatory body. No Purchaser Party is a Benefit Plan. No Purchaser Party is acquiring any Series 1999-1 Certificate (or any interest in a Series 1999-1 Certificate) directly or indirectly for the benefit of a Benefit Plan.

          SECTION 6.04 Investment Company Act. No Purchaser Party is (a) required to register as an "investment company" or (b) controlled by an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended.


                                  ARTICLE VII

                            COVENANTS OF THE SELLER

          SECTION 7.01 Access to Information. So long as any Series 1999-1 Certificate remains outstanding, the Seller will, at any time from time to time during regular business hours with reasonable notice to the Seller, permit the Administrative Agent, or its agents or representatives to:

          (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller relating to the Receivables, and

          (b) visit the offices and property of the Seller for the purpose of examining such materials described in clause (a) above.

          Except as provided in Section 11.05, any information obtained by any Conduit Purchaser or the Administrative Agent pursuant to this Section 7.01 shall be held in confidence by the Conduit Purchasers and the Administrative Agent unless and to the extent such information (i) has become available to the public other than as a result of disclosure in breach of this Certificate Purchase Agreement, (ii) is required or requested by any Governmental Authority or in any court proceeding or (iii) is required by any Governmental Rule. In the case of any disclosure permitted by clause (ii) or (iii), the Conduit Purchasers and the Administrative Agent shall use commercially reasonable efforts to (x) provide the Seller with advance notice of any such disclosure and (y) cooperate with the Seller in limiting the extent or effect of any such disclosure.

          SECTION 7.02 Security Interests; Further Assurances. The Seller will take all action reasonably necessary to maintain the Trustee's first priority perfected ownership or security interest in the Receivables and the Collateral Security granted pursuant to Section 2.1 of the Pooling and Servicing Agreement. The Seller agrees to take any and all acts and to execute any and all further instruments necessary or reasonably requested by the Administrative Agent to more fully effect the purposes of this Agreement.

          SECTION 7.03 Covenants. The Seller will duly observe and perform each of its covenants set forth in the other Series Documents.

          SECTION 7.04 Amendments. The Seller will not make, or permit any Person to make, any material amendment, modification or change to, or provide any material waiver under any Series Document without the prior written consent of the Administrative Agent; provided that neither the Administrative Agent nor any Purchaser shall unreasonably withhold or delay its consent (if applicable) to any amendment, modification, change or waiver to or under any Series Document if the Rating Agency Condition shall have been satisfied with respect to such amendment, modification, change or waiver; provided, further, that neither the consent of the Administrative Agent nor the consent of any Purchaser shall be required for (a) the issuance of any Series after the Closing Date or (b) any amendment contemplated by Section 13.1(a) of the Pooling and Servicing Agreement.


                                  ARTICLE VIIA

                                COVENANTS OF DFS

          SECTION 7A.01 Information from DFS. So long as the Series 1999-1 Certificates remain outstanding, DFS will furnish to the Administrative Agent:

          (a) a copy of each certificate, opinion, report, statement, notice or other communication (other than investment instructions) which the Series Documents require to be furnished by or on behalf of DFS or the Seller to the Trustee or the Rating Agencies under any Series Document, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of DFS or the Seller under any Series Document;

          (b) such other information (including financial information), documents, records or reports respecting the Trust, the Receivables, the Seller or the Servicer as a Conduit Purchaser or Administrative Agent may from time to time reasonably request;

          (c) promptly following the sending or filing thereof, copies of all registration statements which the Seller or the Servicer files with the Securities and Exchange Commission or any national securities exchange in connection with the Trust, the Pooling and Servicing Agreement, any Series Supplement or any Certificate; and

          (d) as soon as possible and in any event within two Business Days after the occurrence thereof, notice of each Early Amortization Event or event which with the giving of notice or the passage of time or both would constitute a Early Amortization Event.

          SECTION 7A.02 Access to Information. So long as any Certificate remains outstanding, DFS will, at any time from time to time during regular business hours with reasonable notice to DFS, permit the Administrative Agent, or its agents or representatives to:

          (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of DFS relating to the Receivables, and

          (b) visit the offices and property of DFS for the purpose of examining such materials described in clause (a) above.

          Except as provided in Section 11.05, any information obtained by any Purchaser or the Administrative Agent pursuant to this Section 7A.02 shall be held in confidence by the Purchasers and the Administrative Agent unless and to the extent such information (i) has become available to the public other than as a result of disclosure in breach of this Certificate Purchase Agreement, (ii) is required or requested by any Governmental Authority or in any court proceeding or (iii) is required by any Governmental Rule. In the case of any disclosure permitted by clause (ii) or (iii), each Purchaser and the Administrative Agent shall use commercially reasonable efforts to (x) provide DFS with advance notice of any such disclosure and (y) cooperate with DFS in limiting the extent or effect of any such disclosure.

          SECTION 7A.03 Security Interests; Further Assurances. DFS will take all action necessary to maintain the Trustee's first priority perfected ownership or security interest in the Receivables and the Collateral Security granted pursuant to Section 2.1 of the Pooling and Servicing Agreement and the Seller's first priority perfected ownership or security interest in the Receivables and the Collateral Security granted pursuant to Section 2.1 of the Receivables Contribution and Sale Agreement. DFS agrees to take any and all acts and to execute any and all further instruments necessary or reasonably requested by the Administrative Agent to more fully effect the purposes of this Agreement.

          SECTION 7A.04 Covenants. DFS will duly observe and perform each of its covenants set forth in the other Series Documents.

          SECTION 7A.05 Amendments. DFS will not make, or permit any Person to make, any material amendment, modification or change to, or provide any material waiver under any Series Document without the prior written consent of the Administrative Agent; provided that neither the Administrative Agent nor any Purchaser shall unreasonably withhold or delay its consent (if applicable) to any amendment, modification, change or waiver to or under any Series Document if the Rating Agency Condition shall have been satisfied with respect to such amendment, modification, change or waiver; provided, further, that neither the consent of the Administrative Agent nor the consent of any Purchaser shall be required for (a) the issuance of any Series after the Closing Date or (b) any amendment contemplated by Section 13.1(a) of the Pooling and Servicing Agreement.


                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

          SECTION 8.01 Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Certificate Purchase Agreement.

          SECTION 8.02 Expenses. Whether or not the Closing takes place, except as otherwise expressly provided herein or in the Fee Letter, all costs and expenses incurred in connection with this Certificate Purchase Agreement and the transactions contemplated hereby shall (as between the Seller and the Purchasers) be paid by the Seller.

          SECTION 8.03 Mutual Obligations. On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Certificate Purchase Agreement.

          SECTION 8.04 Restrictions on Transfer. The Administrative Agent agrees that it will comply with the restrictions on transfer of the Certificates set forth in the Pooling and Servicing Agreement and the Series Supplement and that it will resell the Certificates only in compliance with such restrictions; provided, however, that in accordance with Section 9.9(a) of the Series Supplement, so long as FNBC is the Administrative Agent, the Administrative Agent shall not be required to sign an Investment Letter in its capacity as a Series 1999-1 Certificateholder.

          SECTION 8.05 Consents, etc. Each of the Purchasers and the Administrative Agent agrees not to unreasonably withhold or delay its consent to any amendment or other matter requiring consent of Certificateholders under a provision of any Series Document to the extent that such provision specifies that such consent is not to be unreasonably withheld or delayed.

                                  ARTICLE IX

                                INDEMNIFICATION

          SECTION 9.01 Indemnification. (a) The Seller hereby agrees to indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities or expenses (including legal and accounting fees), other than DFS Losses (collectively, exclusive of DFS Losses, "Seller Losses"), for (or on account of or arising from or in connection with) any breach of any representation, warranty or covenant of the Seller in this Certificate Purchase Agreement or in any certificate or other written material delivered pursuant hereto, as such Seller Losses are incurred (payable promptly upon written request).

          (b) DFS hereby agrees to indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities or expenses (including legal and accounting fees) (collectively, "DFS Losses"), for (or on account of or arising from or in connection with) any breach of any representation, warranty or covenant of DFS in this Certificate Purchase Agreement or in any certificate or other written material delivered pursuant hereto, as such DFS Losses are incurred (payable promptly upon written request).

          (c) Notwithstanding Sections 9.01(a) and (b), in no event shall any Indemnified Party be indemnified for Seller Losses or DFS Losses to the extent
(i) resulting from the performance of the Receivables, market fluctuations, or other similar market or investment risks associated with ownership of the Certificates, (ii) which would otherwise be covered in Sections 9.04 and 9.05 hereof, (iii) arising from such Person's gross negligence or willful misconduct,
(iv) arising from a breach of any representation or warranty set forth in the Pooling and Servicing Agreement, a remedy for the breach of which is provided in
Section 2.3, 2.4, 2.8 or 3.3 of the Pooling and Servicing Agreement or (v) arising from a breach of any representation or warranty set forth in the Receivables Contribution and Sale Agreement, a remedy for the breach of which is provided in Section 2.2, 2.3 or 2.7 of the Receivables Contribution and Sale Agreement.

          SECTION 9.02 Procedure. In order for an Indemnified Party to be entitled to any indemnification provided for under this Certificate Purchase Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify DFS or the Seller, as applicable (the "Applicable Indemnifying Party") in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party Claim unless the Applicable Indemnifying Party shall have previously obtained actual knowledge thereof. Thereafter, the Indemnified Party shall deliver to the Applicable Indemnifying Party, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          SECTION 9.03 Defense of Claims. If a Third Party Claim is made against an Indemnified Party, (a) the Applicable Indemnifying Party will be entitled to participate in the defense thereof and, (b) if it so chooses, to assume the defense thereof with counsel selected by the Applicable Indemnifying Party, provided that in connection with such assumption (i) such counsel is not reasonably objected to by the Indemnified Party and (ii) the Applicable Indemnifying Party first admits in writing its liability to indemnify the Indemnified Party with respect to all elements of such claim in full. Should the Applicable Indemnifying Party so elect to assume the defense of a Third Party Claim, the Applicable Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Applicable Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnified Party will (i) cooperate in all reasonable respects with the Applicable Indemnifying Party in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Applicable Indemnifying Party's prior written consent, as the case may be. If the Applicable Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Applicable Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Applicable Indemnifying Party of such terms and the Applicable Indemnifying Party will promptly reimburse the Indemnified Party upon written request. Anything contained in this Certificate Purchase Agreement to the contrary notwithstanding, no Applicable Indemnifying Party shall be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party.

          SECTION 9.04 Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Governmental Rule or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Governmental Rule or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of Governmental Rule):

          (i) shall subject any Indemnified Party to any tax, duty, deduction or other charge with respect to the Receivables, the Pooling and Servicing Agreement, the Series Supplement, the Certificates, this Certificate Purchase Agreement or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect thereof (except for changes in the rate of general corporate, franchise, net income or other income tax (including by means of withholding) imposed on such Indemnified Party by the United States of America, the jurisdiction in which such Indemnified Party's principal executive office is located or any other jurisdiction in which the Indemnified Party would be subject to such tax even if the transactions contemplated by this Agreement had not occurred); or

          (ii) shall impose, modify or deem applicable any reserve, capital, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Receivables, the Pooling and Servicing Agreement, the Series Supplement, the Certificates, this Certificate Purchase Agreement or payments of amounts due thereunder (including with respect to Eurocurrency liability reserves); or

          (iii) imposes upon any Indemnified Party any other cost or expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing if such a contest is requested by the Applicable Indemnifying Party) with respect to the Receivables, the Certificates, any Series Document or payments of amounts due hereunder or thereunder;

and the result of any of the foregoing is to increase the cost or reduce the payments to such Indemnified Party with respect to the Receivables, the Pooling and Servicing Agreement, the Series Supplement, the Certificates, this Certificate Purchase Agreement or payments of amounts due thereunder or the obligations thereunder or the funding of any Purchases with respect thereto by any Purchaser, by an amount deemed by such Indemnified Party to be material, then the Seller agrees to pay such Indemnified Party, within 10 days after demand by such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduced payments.

          (b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Governmental Authority, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, the Seller agrees to pay such Indemnified Party, within 10 days after demand by any such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

          (c) Any Indemnified Party who makes a demand for payment of increased costs or capital pursuant to Section 9.04(a) or (b) shall promptly deliver to the Seller a certificate setting forth in reasonable detail the computation of such increased costs or capital and specifying the basis therefor and such other information as may be reasonably requested by the Seller. In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. Each Indemnified Party shall use reasonable efforts to mitigate the effect upon the

Seller of any such increased costs or capital requirements; provided, it shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

          SECTION 9.05 Costs, Expenses, Taxes, Breakage Payments and Increased Costs under Certificate Purchase Agreement and Program Facility. (a) The Seller shall be obligated to pay on demand to each Purchaser and the Administrative Agent (i) all reasonable costs and expenses in connection with the preparation, execution and delivery of this Certificate Purchase Agreement, the other documents to be delivered hereunder or in connection herewith and any requested amendments, waivers or consents or examination or visit by the Administrative Agent pursuant to Section 7.01 or 7A.02 hereof including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, with respect thereto and with respect to advising the Administrative Agent as to its rights and remedies under this Certificate Purchase Agreement and the other documents delivered hereunder or in connection herewith and (ii) all costs and expenses, if any, in connection with the enforcement of this Certificate Purchase Agreement and the other documents delivered hereunder or in connection herewith.

          (b) In addition, the Seller shall be obligated to pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Certificate Purchase Agreement, the Certificates or the other documents and agreements to be delivered hereunder, and agrees to hold each Purchaser and its Administrative Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          (c) The Seller shall be obligated to pay to the Purchasers promptly on request by the Administrative Agent, the amount of any Additional Amounts to the extent not paid when required pursuant to Section 4.6 of the Series Supplement; provided that such payment obligation of the Seller shall be satisfied only out of funds payable to the Seller pursuant to the Series Documents. The other provisions of this Article IX are subject to the preceding sentence.

          (d) If a Conduit Purchaser becomes obligated to compensate any financial institution under its commercial paper program as a result of any events or circumstances similar to those described in Sections 9.04 or 9.05(c), such Conduit Purchaser shall promptly deliver to the Seller a certificate setting forth in reasonable detail the computation of such amounts. In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. The Seller shall be obligated to pay to the Conduit Purchaser, promptly after receipt of such certificate, such additional amounts as may be necessary to reimburse the Conduit Purchaser for any amounts so paid by the Conduit Purchaser. With respect to amounts to be paid pursuant to this Section 9.05(d) as a result of any events or circumstances similar to those described in
Section 9.04 or 9.05(c) hereof, the Conduit Purchaser shall request the party to be compensated to use its reasonable efforts to mitigate the effect upon the Seller of any such increased costs or capital requirements; provided, such party shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

          SECTION 10.01 Authorization and Action. Each Purchaser hereby accepts the appointment of and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies under this Certificate Purchase Agreement and any related agreements and documents. Except for actions which the Administrative Agent is expressly required to take pursuant to this Certificate Purchase Agreement or the applicable Asset Purchase Agreement, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable law unless the Administrative Agent shall receive further assurances to its satisfaction from the Purchasers, of the indemnification obligations under Section 10.04 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to the Purchasers prompt notice of each notice and determination given to it by the Seller, the Servicer or the Trustee, pursuant to the terms of this Certificate Purchase Agreement, the Pooling and Servicing Agreement or the Series Supplement. Subject to Section
10.06 hereof, the appointment and authority of the Administrative Agent hereunder shall terminate upon (i) the payment to (a) the Purchasers of all amounts owing to the Purchasers hereunder and (b) the Administrative Agent of all amounts due hereunder and (ii) the Termination Date specified in the Series Supplement.

          SECTION 10.02 Administrative Agent's Reliance, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Certificate Purchase Agreement or any related agreement or document, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Purchasers and shall not be responsible to the Purchasers for any statements, warranties or representations made by the Seller or DFS (in any capacity) in connection with any Series Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Series Document on the part of the Seller or DFS (in any capacity) or to inspect the property (including the books and records) of the Seller or DFS (in any capacity); (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Certificate Purchase Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Certificate Purchase Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

          SECTION 10.03 Administrative Agent and Affiliates. FNBC and its respective Affiliates may generally engage in any kind of business with the Seller, DFS or any Dealer, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, DFS or any Dealer or any of their respective Affiliates, all as if such entities were not the Administrative Agent and without any duty to account therefor to the Purchasers.

          SECTION 10.04 Indemnification. Each Purchaser (other than the Conduit Purchasers) severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller or DFS), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Certificate Purchase Agreement or any action taken or omitted by the Administrative Agent under this Certificate Purchase Agreement; provided, that (i) no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent's gross negligence or willful misconduct and (ii) no Purchaser shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Conduit Purchaser and the majority of the Purchasers (other than the Conduit Purchaser) (based on purchase commitments under the applicable Asset Purchase Agreement). Without limitation of the generality of the foregoing, each Purchaser (other than a Conduit Purchaser) agrees to reimburse the Administrative Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Certificate Purchase Agreement, provided, that no Purchaser shall be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

          SECTION 10.05 Purchase Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Certificate Purchase Agreement and to purchase an interest in the Certificates. Each Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent or any of its Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Certificate Purchase Agreement or any related agreement, instrument or other document.

          SECTION 10.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving sixty days' written notice thereof to the Purchasers, the Seller, the Servicer and the Trustee. Upon any such resignation, the Purchasers shall have the right to appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment, within sixty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Purchasers, appoint a successor Administrative Agent. If such successor Administrative Agent is not an Affiliate of the resigning Administrative Agent, such successor Administrative Agent shall be subject to the Seller's prior written approval (which approval will not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Certificate Purchase Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Certificate Purchase Agreement.


                                  ARTICLE XI

                                 MISCELLANEOUS

          SECTION 11.01 Amendments. No amendment or waiver of any provision of this Certificate Purchase Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Servicer shall give the Rating Agencies and the Trustee (i) prior notice of any such amendment or waiver and
(ii) after the execution of any such amendment or waiver, copies thereof.

          SECTION 11.02 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, cabled or delivered, as to each party hereto, at its address set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telecopied, telegraphed or cabled, be effective when deposited in the mails, confirmed by telephone, delivered to the telegraph company or delivered to the cable company, respectively. All notices to the Trustee or the Rating Agencies shall be made in accordance with Section
13.6 of the Pooling and Servicing Agreement.

          SECTION 11.03 No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.04 Binding Effect; Assignability. (a) This Certificate Purchase Agreement shall be binding upon and inure to the benefit of the Seller, DFS, the Administrative Agent and the Purchasers party to this Agreement and their respective successors and assigns (including any subsequent holders of the Certificates); provided, however, that the Seller shall not have the right to assign its rights hereunder or any interest herein (by operation of law or otherwise) without the prior written consent of the Administrative Agent. The Administrative Agent agrees that it shall not transfer a Certificate without the Seller's prior written consent, unless such transfer (x) is to a Committed Purchaser or Liquidity Purchaser, (y) is to a RIC or (z) occurs after the commencement of the Early Amortization Period.

          (b) Each of the Purchasers and the Administrative Agent shall comply with all of the provisions of Section 9.9 of the Supplement applicable to Series 1999-1 Certificateholders regardless of the fact that the Administrative Agent may be the Series 1999-1 Certificateholder.

          (c) Without the consent of the Seller, but subject to Section 11.04(b), each Committed Purchaser party to this Certificate Purchase Agreement may assign all or a portion of its rights and obligations under this Certificate Purchase Agreement to any financial or other institution acceptable to the Administrative Agent. The parties to each such assignment shall execute and deliver an Assignment and Acceptance to the Administrative Agent, and the Administrative Agent shall promptly notify the Seller of such assignment. From and after the effective date of such Assignment and Acceptance, the assigning Committed Purchaser shall be relieved of its obligations hereunder to the extent so assigned.

          (d) Any Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each, a "Participant") participating interests in all or a portion of its rights and obligations under this Certificate Purchase Agreement. Notwithstanding any such sale by a Purchaser of participating interests to a Participant, such Purchaser's rights and obligations under this Certificate Purchase Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance thereof, and the Seller, the Administrative Agent and the other parties hereto shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Certificate Purchase Agreement. The Seller also agrees that each Participant shall be entitled to the benefits of Article IX hereof; provided, however, that all amounts payable by the Seller to any such Participant shall be limited to the amounts which would have been payable to the Purchaser selling such participating interest had such interest not been sold.

          (e) This Certificate Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Certificates shall have been paid in full.

          SECTION 11.05 Provision of Documents and Information. The Seller acknowledges and agrees that the Conduit Purchasers, the Committed Purchaser and Administrative Agent are permitted to provide to the Liquidity Purchasers, permitted assignees and participants, the placement agents for their respective commercial paper notes, the rating agencies with respect to such notes and other liquidity and credit providers under their respective commercial paper programs, opinions, certificates, documents and other information relating to the Seller, DFS and the Receivables delivered to the Conduit Purchasers, the Committed Purchaser or the Administrative Agent pursuant to this Certificate Purchase Agreement.

          SECTION 11.06 GOVERNING LAW. THIS CERTIFICATE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          SECTION 11.07 No Proceedings. (a) Each party hereto agrees that so long as any senior indebtedness of a Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any Commercial Paper or other senior indebtedness of a Conduit Purchaser shall have been outstanding, it shall not file, or join in the filing of, a petition against such Conduit Purchaser under the Federal Bankruptcy Code, or commence or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against such Conduit Purchaser.

          (b) Each party hereto agrees that it shall not at any time file, or join in the filing of, a petition against the Seller or the general partner of the Seller or the Trust under the Federal Bankruptcy Code, or commence or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Seller or the general partner of the Seller or the Trust.

          SECTION 11.08 Execution in Counterparts. This Certificate Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          SECTION 11.09 No Recourse. The obligations of any Purchaser under this Certificate Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Purchaser or any officer thereof are solely the corporate or partnership obligations of such Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Certificate Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by such Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of such Purchaser.

          SECTION 11.10 Limited Recourse. The obligations of the Seller under this Certificate Purchase Agreement and the other Series Documents are solely the limited partnership obligations of the Seller. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Certificate Purchase Agreement or the other Series Documents or any other agreement, instrument, document or certificate executed and delivered or issued by the Seller or by any partner of the Seller or any officer thereof in connection herewith or therewith, against any stockholder, employee, officer or director of the Seller or of any partner of the Seller.

          Without limiting the generality of the foregoing, and notwithstanding any other provision of this Certificate Purchase Agreement, (i) the Seller shall have no liability for any obligation of DFS or for any claim against DFS, and
(ii) DFS shall have no liability for any obligation of the Seller or for any claim against the Seller.

          SECTION 11.11 Survival. All representations, warranties, covenants, and indemnifications contained in this Certificate Purchase Agreement, including, without limitation, Article IX and Sections 11.07, 11.09 and 11.10, and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Certificates.

          SECTION 11.12 Tax Characterization. Each party to this Certificate Purchase Agreement (a) acknowledges and agrees that it is the intent of the parties to this Certificate Purchase Agreement that, for federal, state and local income, single business and franchise tax purposes, the Certificates will be treated as evidence of indebtedness secured by the Receivables and proceeds thereof and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Certificates for federal, state and local income, single business and franchise tax purposes as indebtedness and (c) agrees that the provisions of this Certificate Purchase Agreement and all related Series Documents shall be construed to further these intentions of the parties.

          SECTION 11.13 Severability; Certificate Rate Limitation. (a) If any one or more of the covenants, agreements, provisions or terms of this Certificate Purchase Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Certificate Purchase Agreement and shall in no way affect the validity or enforceability of the other provisions of this Certificate Purchase Agreement or of the Series 1999-1 Certificates.

          (b) Notwithstanding anything in this Certificate Purchase Agreement, the other Series Documents or any Series 1999-1 Certificate to the contrary, if at any time any Certificate Rate, together with all fees, charges and other amounts which are treated as interest on the Series 1999-1 Certificates, under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Series 1999-1 Certificateholders in accordance with the terms of this Certificate Purchase Agreement, the other Series Documents or any Series 1999-1 Certificate, then such Certificate Rate, together with all Charges payable in respect of the Series 1999-1 Certificates, shall be limited to the Maximum Rate and, to the extent lawful, such Certificate Rate and Charges that would have been payable in respect of the Series 1999-1 Certificates, but were not payable as a result of the operation of this Section, shall be cumulated and the Certificate Rate and Charges payable to the Series 1999-1 Certificateholders in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by the Series 1999-1 Certificateholders.

          SECTION 11.14 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          SECTION 11.15 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Certificate Purchase Agreement, any other Series Document, any Series 1999-1 Certificate or the other documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.02; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                              [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Certificate Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              DEUTSCHE FLOORPLAN RECEIVABLES, L.P., as Seller

                              By DEUTSCHE FLOORPLAN RECEIVABLES, INC., its general partner


                              By:______________________________________________
                                 Name: Richard H. Schumacher
                                 Title: President


                              By:______________________________________________
                                 Name: Richard C. Goldman
                                 Title: Senior Vice President


                              DEUTSCHE FINANCIAL SERVICES CORPORATION, as
                              Servicer


                              By:______________________________________________
                                 Name: Richard H. Schumacher
                                 Title: Senior Vice President


                              By:______________________________________________
                                 Name: Richard C. Goldman
                                 Title: Senior Vice President

                              FALCON ASSET SECURITIZATION CORPORATION, as a Conduit Purchaser

                              By:_____________________________________________
                                 Name:
                                 Title: Authorized Signer

                              PREFERRED RECEIVABLES FUNDING CORPORATION, as a Conduit Purchaser


                              By:_____________________________________________
                                 Name:
                                 Title: Authorized Signer

                              INTERNATIONAL SECURITIZATION CORPORATION, as a Conduit Purchaser


                               By:____________________________________________
                                  Name:
                                  Title: Authorized Signer

                              THE FIRST NATIONAL BANK OF CHICAGO, as
                              Administrative Agent


                              By:_____________________________________________
                                 Name:
                                 Title:


                              THE FIRST NATIONAL BANK OF CHICAGO, as a Committed Purchaser


                              By:_____________________________________________
                                 Name:
                                 Title:
                                 Purchaser Percentage: 100%

                                                                       EXHIBIT A


                                Purchase Request

              [Letterhead of Deutsche Floorplan Receivables, L.P.]

                                     [Date]

1.  Proposed Purchase Date:  ___________

2.  Aggregate Purchase Price(s) (lesser of minimum amount
    of $5,000,000 or remaining Maximum Funding Amount).........  $__________

3.  Remaining Maximum Funding Amount (after giving effect to the requested Purchase(s)).................................  $__________

4.  [Specify type(s) and amount(s) of Tranche(s) and Tranche
    Period(s)].................................................  $__________

                              DEUTSCHE FLOORPLAN RECEIVABLES, L.P.

                              By: Deutsche Floorplan Receivables, Inc., its general partner


                              By_____________________________________________
                              Name___________________________________________
                              Title__________________________________________


                              By_____________________________________________
                              Name___________________________________________
                              Title__________________________________________

                                                                      SCHEDULE I
                              Addresses for Notice

In the case of the Seller:
-------------------------

Deutsche Floorplan Receivables, L.P.
655 Maryville Centre Drive
St. Louis, Missouri 63141
Attention: President

In the case of the Servicer:
---------------------------

Deutsche Financial Services Corporation
655 Maryville Centre Drive
St. Louis, Missouri 63141
Facsimile: (314) 523-3999
Attention: Senior Vice President or Chief Legal Officer

In the case of the Administrative Agent and the Committed Purchaser:
-------------------------------------------------------------------

The First National Bank of Chicago
One First National Plaza
Suite 0079
Chicago, Illinois 60670
Facsimile: (312) 732-1844
Attention: Laura Mahaney

In the case of the Conduit Purchasers:
-------------------------------------

Falcon Asset Securitization Corporation
c/o The First National Bank of Chicago
One First National Plaza
Suite 0079
Chicago, Illinois 60670
Facsimile: (312) 732-1844
Attention: Laura Mahaney

Preferred Receivables Funding Corporation
c/o The First National Bank of Chicago
One First National Plaza
Suite 0079
Chicago, Illinois 60670
Facsimile: (312) 732-1844
Attention: Laura Mahaney

International Securitization Corporation
c/o The First National Bank of Chicago
One First National Plaza
Suite 0079
Chicago, Illinois 60670
Facsimile: (312) 732-1844
Attention: Laura Mahaney